Registration No. 333-15213
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                             REGISTRATION STATEMENT


                                      UNDER


                           THE SECURITIES ACT OF 1933

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                      PANAMSAT INTERNATIONAL SYSTEMS, INC.*
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                       06-1407851
 (State or Other Jurisdiction of                       (I.R.S. Employer
  Incorporation or Organization)                       Identification No.)

                One Pickwick Plaza, Greenwich, Connecticut 06830
               (Address of Principal Executive Offices) (Zip Code)
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                        PanAmSat Corporation 401(k) Plan

                            (Full Title of the Plan)
                                   ----------

         James W. Cuminale                               Copy to:
  Senior Vice President and Secretary                David M. Wilf, Esq.
  PANAMSAT INTERNATIONAL SYSTEMS, INC.             CHADBOURNE & PARKE LLP
         One Pickwick Plaza                         30 Rockefeller Plaza
         Greenwich, CT 06830                       New York, New York 10112
 (Name and Address of Agent for Service)

 Telephone number, including area code, of agent for service: (203) 622-6664

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                    Withdrawing Securities from Registration


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* PanAmSat International Systems, Inc. ("Old PanAmSat" or the "Registrant") was
known as "PanAmSat Corporation" until May 16, 1997, when it became a wholly-owned subsidiary of PanAmSat Corporation ("New PanAmSat") as a consequence of the combination of Old PanAmSat and the commercial satellite business of Hughes Communications, Inc.

                   WITHDRAWAL OF SECURITIES FROM REGISTRATION

         On May 16, 1997, PAS Merger Corp., a wholly-owned subsidiary of New PanAmSat, merged with and into Old PanAmSat (the "Merger") as part of the combination of Old PanAmSat and the commercial satellite business of Hughes Communications, Inc. As a result of the Merger, the PanAmSat Corporation 401(k) Plan (the "Plan") was terminated and New PanAmSat became the owner of all of the outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of Old PanAmSat.

         Old PanAmSat, by this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (Registration No. 333-15213), withdraws from registration under the Securities Act of 1933, as amended, the following securities: (i) eligible employee deposits and issuer contributions, and (ii) shares of Common Stock that were issuable under the Plan.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich, State of Connecticut, on this 31st day of December, 1997.



                                       PANAMSAT INTERNATIONAL SYSTEMS,   INC.



                                       By /s/James W. Cuminale
                                                    James W. Cuminale
                                                Senior Vice President and
                                                        Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on this 31st day of December, 1997.

Signature                           Title


/s/Frederick A. Landman             President and Director (Principal
Frederick A. Landman                Executive Officer)


/s/Kenneth N. Heintz                Chief Financial Officer and Director
Kenneth N. Heintz                   (Principal Financial and Accounting Officer)


/s/Lourdes Saralegui                Director
Lourdes Saralegui


/s/James W. Cuminale                Director
James W. Cuminale


/s/Carl A. Brown                    Director
Carl A. Brown

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized on this 31st day of December, 1997.



                                       PANAMSAT CORPORATION 401(k) PLAN

                                       By /s/James W. Cuminale
                                          James Cuminale
                                          Senior Vice President and Secretary
                                          PanAmSat International Systems, Inc.